EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of TECO Energy, Inc. on Form S-3 (File No. 33-43512) and Form S-8 (File Nos. 33-35927, 33-40076, 33-5465 and 2-71457) of our
report dated Jan. 15, 1996, on our audits of the consolidated financial statements of TECO Energy, Inc. and subsidiaries as of Dec. 31, 1995 and 1994 and for the years ended Dec. 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.



                                              COOPERS & LYBRAND L.L.P.
                                          CERTIFIED PUBLIC ACCOUNTANTS

Tampa, Florida
March 28, 1996

































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